UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 21, 2004

Affiliated Computer Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2828 North Haskell Avenue, Dallas, Texas	75204
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 841-6111

Not Applicable
(Former name or former address if changed from last report)

ITEM 5. OTHER EVENTS.

Affiliated Computer Services, Inc. (the “Company”) discussed in an earnings call hosted July 29, 2004 the terms of its definitive financial settlement dated July 21, 2004 with the Georgia Department of Community Health (“DCH”) regarding certain disputes involving the Company’s health claims processing. The terms of the settlement include a $10 million payment by the Company to DCH; a payment by DCH to the Company of $9 million in system development costs; escrow of $11.8 million by DCH, with $2.4 million of the escrowed funds to be paid to the Company upon completion of an agreed work plan ticket and reprocessing of July 2003 — June 2004 claims, and the remaining $9.4 million of escrowed funds to be paid upon final certification of the system by the Center for Medicare/Medicaid Services, the governing Federal regulatory agency; cancellation of Phase II of the contract; and an agreement to settle outstanding operational invoices resulting in a payment to the Company of over $8.2 million and a $7.3 million reduction in such invoices.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit referenced below and the information set forth therein are deemed to be furnished pursuant to Item 9 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

     (c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press release dated July 21, 2004.

ITEM 9. REGULATION FD DISCLOSURE

     On July 21, 2004, Affiliated Computer Services, Inc. (the “Company”) announced that it has completed a definitive financial settlement with the Georgia Department of Community Health regarding certain disputes involving the Company’s health claims processing contract. A copy of the Company’s press release regarding these matters is published on the Company’s web site at http://www.acs-inc.com and is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the information disclosed pursuant to this Item 9 and the press release attached as Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.

By:		/s/ WARREN EDWARDS

	Name:	Warren D. Edwards
	Title:	Executive Vice President and Chief Financial Officer

Date: July 30, 2004

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Affiliated Computer Services, Inc. Press Release dated July 21, 2004

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